SECURITY AGREEMENT

Security Agreement dated as of this 6th day of December, 2005 ("Security Agreement") made by Corning Natural Gas Corporation, a gas corporation organized under the New York State Transportation Corporations Law ("Corning") to KeySpan Gas East Corporation d/b/a KeySpan Energy Delivery Long Island, a gas corporation organized under the New York State Transportation Corporations Law ("KeySpan").

In consideration of KeySpan providing a gas supply to Corning without requiring prepayment, Corning hereby agrees as follows:

Section 1. Definitions. As used in this Security Agreement, the following terms have the following meanings (terms defined in the singular have the same meaning when used in the plural and vice versa):

"Accounts" means the accounts receivable from Corning&s sales customers that relate to the gas supply provided by KeySpan to Corning pursuant to the Supply Agreement.

"Applicable State" means New York State.

"Collateral" has the meaning specified in "Grant of Security Interest" (Section 3).

"Contracts" means each contract, agreement, instrument and indenture to which Corning is a party or under which Corning has any right, title and interest or to which Corning or its property is subject.

"Intercreditor Agreement" means that agreement by and among Corning, KeySpan, Community Bank and Conoco Phillips Corporation dated as of __December, 2005.

"Proceeds" means the cash collected by Corning on its Accounts.

"Secured Obligations" means any and all liabilities and obligations of Corning to KeySpan arising in connection with KeySpan&s purchase of gas supply on Corning&s behalf pursuant to the Supply Agreement.

"Security Agreement" means this Security Agreement.

"Supply Agreement" means the agreement entered between Corning and KeySpan dated __ December, 2005, and as amended from time to time, under which KeySpan will purchase gas supply on Corning&s behalf.

"UCC" means the Uniform Commercial Code of the State of New York.

All terms defined in the UCC that are used in this Security Agreement have the meaning specified in the UCC.

Section 2. Rules of Interpretation. When used in this Security Agreement: (1) "or" is not exclusive, (2) a reference to a law includes any amendment or modification to such law, and (3) a reference to an agreement, instrument or document includes any amendment or modification of such agreement, instrument or document.

Section 3. Grant of Security Interest. Corning hereby grants to KeySpan a security interest in and lien on all right, title and interest of Corning in and to the gas supply provided by KeySpan to Corning pursuant to the Supply Agreement, and on all Accounts and all Proceeds and any other products of the Accounts (the "Collateral"). The portion of Corning&s total accounts receivable that are deemed Accounts under this Security Agreement will be determined pursuant to the Intercreditor Agreement. Such security interest will continue until Corning has paid in full any amount owed to KeySpan pursuant to the Supply Agreement.

Section 4. Security for Secured Obligations. The Collateral secures the prompt and complete payment when due of all Secured Obligations.

Section 5. Filing of Financing Statement. Corning hereby authorizes KeySpan, its counsel or its representative, at any time and from time to time, to file financing statements and amendments covering the Collateral in such jurisdictions as KeySpan may deem necessary or desirable to perfect the security interests granted by Corning under this Security Agreement.

Section 6. Actions to Perfect Security Interest. Corning agrees that from time to time, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that KeySpan may request, for the attachment, perfection and maintenance of the priority of, the security interest of KeySpan in any and all of the Collateral or to enable KeySpan to exercise and enforce any and all of its rights, powers and remedies under this Security Agreement with respect to any and all of the Collateral.

Section 7. Continued Perfection of Security Interest. Unless Corning has provided KeySpan with thirty (30) days prior written notice of its intention to do any of the following and prior to taking such proposed action Corning has executed and delivered all such additional documents and performed all additional acts as KeySpan may require, in its sole discretion, to continue or maintain the existence and priority of the security interest of KeySpan in the Collateral, Corning will not: (1) change its name, (2) if Corning is a corporation, general partnership, limited partnership or limited liability company, change its identity or structure, (3) transfer any of the Collateral to any other party other than the sale of Collateral in the ordinary course of its business, or (4) change the location where the books and records related to the Collateral are maintained.

Section 8. Representations and Warranties. At the time of execution of this Security Agreement and each time KeySpan provides credit as noted above, Corning represents and warrants to KeySpan as follows:

(1) Name of Grantor. The exact legal name of Corning is the name specified in the preamble to this Security Agreement. Corning has not been known by any other name during the five (5) years prior to the date of this Security Agreement.

(2) Location for Filing of Financing Statement. The filing of a UCC financing statement with the Secretary of State of New York State will perfect the security interest of KeySpan in the Collateral.

(3) Formation, Good Standing, Power and Due Qualification. Corning is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of New York and (b) has the corporate power and authority to own its assets and to transact the business in which it now engages or proposes to engage in.

(4) Authority. The execution, delivery and performance by Corning of this Security Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (a) require any consent or approval of its stockholders that has not been obtained, or (b) contravene its charter or bylaws.

(5) No Contravention. The execution, delivery and performance by Corning of this Security Agreement do not and will not (a) violate any provision of any law, order, writ, judgment, injunction, decree, determination, or award presently in effect applicable to Corning, (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Corning is a party or by which Corning&s properties may be bound or affected, or (c) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Corning.

(6) Governmental Authority. No authorization, approval or other action by, and no notice to or filing with, any governmental authority, with the exception, to the extent it is necessary, of the New York State Public Service Commission ("Commission"), is required for the due execution, delivery and performance by Corning of this Security Agreement. Corning will make any required filings at the Commission and facilitate any necessary approvals.

(7) Legally Enforceable Security Agreement. This Security Agreement is the legal, valid and binding obligation of Corning, enforceable against Corning in accordance with its terms, except to the extent that such enforcement may be limited by (a) applicable bankruptcy, insolvency, and other similar laws affecting creditors& rights generally, or (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

(8) No Restrictions on Collateral. Pursuant to the Intercreditor Agreement, none of the Collateral is subject to a restriction that prohibits, restricts or limits the grant of a security interest in such Collateral pursuant to this Security Agreement, the perfection of the security interest granted by this Security Agreement (including the priority of such security interest) or the exercise by KeySpan of its rights, remedies and powers under this Security Agreement or otherwise.

(9) Security Interest and Claims. This Security Agreement creates a valid security interest in the Collateral and such security interest secures the payment of all Secured Obligations. The security interest of KeySpan in the Collateral is a first priority security interest. Subject to the priority of claims and security interests set forth in the Intercreditor Agreement, Corning owns the Collateral free and clear of any security interest, except for the security interest created by this Security Agreement.

(10) Acquisition in Ordinary Course of Business. All of the Collateral was acquired in the ordinary course of business.

(11) Accounts. Corning has originated all Accounts. None of the Accounts have either been sold to another party or otherwise transferred or delivered to any party for the purpose of collecting such Account. Corning is duly qualified in New York State to enable Corning to enforce collection of its Accounts due from customers residing in that state.

(12) Contracts. All of the Contracts material to the operation of the business of Corning are in full force and effect and Corning has performed in all material respects its obligations under each such Contract, and to the knowledge of Corning the other parties to each such Contract have performed in all material respects their respective obligations under each such Contract.

Section 9. Covenants. Corning agrees:

(1) Reporting Requirements. Corning will immediately notify KeySpan if (a) any claim, including any attachment, levy, execution or other legal process, is made against any or all of the Collateral, (b) any representation and warranty included in this Security Agreement would no longer be true if made on such date, or (c) there is any material loss or damage to, or material decline in the value of, or material change in the nature of, any of the Collateral. Corning will furnish to KeySpan from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with such Collateral as KeySpan may request, all in reasonable detail.

(2) Records. Corning will keep and maintain at its expense complete and accurate records related to the Collateral, including records of all payments made, all credits granted and all other documentation related to the Collateral.

(3) Inspection. Upon reasonable notice to Corning and during normal business hours Corning will allow KeySpan or its designees to visit its offices and each location where any Collateral is located to inspect its books and records, make copies thereof, and inspect the Collateral.

(4) Restrictions on Collateral. Corning will not enter into any agreement or undertaking that restricts or limits the right or ability of Corning or KeySpan to sell, assign or transfer any of the Collateral.

(5) Defense of Collateral. Corning will defend the Collateral against all claims and demands of all parties, other than KeySpan.

(6) No Security Interest or Claims. Corning will not create, permit or suffer to exist, any security interest on any of the Collateral other than the security interest under this Security Agreement. It will discharge or cause to be discharged all security interests and claims on any or all of the Collateral, except for the security interest under this Security Agreement. It will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Collateral.

(7) Transfer and Other Security Interests. Corning will not sell, assign (by operation of law or otherwise), transfer or otherwise dispose of any of the Collateral except for sales, assignments and transfers of Collateral in the ordinary course of business.

(8) Compliance with Law. Corning will comply in all material respects with all laws applicable to any or all of the Collateral, except to the extent the failure to comply will not have a material adverse effect on the rights of KeySpan under this Security Agreement, the priority of the security interest of KeySpan in the Collateral or the value of the Collateral.

(9) Accounts. Corning will remain duly qualified in New York State to enforce collection of the Accounts due from account debtors. Except as otherwise provided in this Security Agreement, it will continue to collect, at its own expense, all amounts due or to become due to Corning under the Accounts. In connection with such collections, Corning may take (and, at KeySpan&s discretion, will take) such action, as Corning or KeySpan may deem necessary or advisable to enforce collection of the Accounts.

(10) Contracts. Corning will perform all of its duties and obligations under each contract material to the operation of its business. It will require that all other parties to each such contract perform all of their respective duties and obligations.

Section 10. Rights and Remedies. If Corning fails to perform any agreement contained in this Security Agreement, KeySpan may itself perform, or cause performance of, such agreement.

Upon a failure to pay when due any or all of the Secured Obligations, KeySpan may exercise in respect of any or all of the Collateral each of the following rights, remedies and powers and Corning agrees that each of the following rights, remedies and powers is commercially reasonable:

(1) General Remedies. KeySpan may exercise in respect of any or all of the Collateral all rights, remedies and powers provided for in this Security Agreement, by law, in equity or otherwise available to it, including all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral).

(2) Right to Accelerate Obligations Owed to Corning. To the extent that any obligation to make payment on any Collateral is not then due or a demand for payment has not been made and Corning has the right, in accordance with the term of such Collateral, to require or make a demand for payment on such Collateral, KeySpan has the right to require and to make a demand for payment on such Collateral.

(3) Accounts and Contracts. KeySpan has the right to notify the account debtors or obligors under any Accounts and Contracts of the security interest of KeySpan in such Account or Contract and to direct such account debtors or obligors to make payment of all amounts due or to become due to Corning thereunder directly to KeySpan or to an account designated by KeySpan and, upon such notification, to enforce collection of any such Accounts and/or Contracts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Corning might have done. After receipt by Corning of such notice from KeySpan, (a) all amounts and proceeds (including wire transfers, checks and other instruments) received by Corning in respect of any Accounts or Contracts will be received in trust for the benefit of KeySpan under this Security Agreement, will be segregated from other funds of Corning and will be forthwith deposited to such account or paid over or delivered to KeySpan in the same form as so received (with any necessary endorsement or assignment) to be held as Collateral, or be applied as provided by this Section, as determined by KeySpan, and (b) Corning will not adjust, settle or compromise the amount or payment of any such Account or Contract or release wholly or partly any account debtor or obligor thereof, or allow any discount thereon, other than any discount allowed for prompt payment.

(4) Assembly of Collateral. KeySpan may require Corning to, and Corning hereby agrees that it will at its expense and upon the request of KeySpan forthwith, assemble all or any part of the Collateral as directed by KeySpan and make it available to KeySpan at a place to be designated by KeySpan that is reasonably convenient to both KeySpan and Corning.

(5) Entering Premises. KeySpan or its designated agents may enter, with or without judicial process, upon any premises of Corning and take possession of all or any part of the Collateral, and remove such Collateral to a location specified by KeySpan.

(6) Use of Premises. KeySpan will have the right to enter and remain upon each and every location of Corning without cost or charge to KeySpan, and use the same together with materials, supplies, books and records of Corning for the purpose of collecting and liquidating the Collateral.

KeySpan will not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Security Agreement. A waiver by KeySpan of any right or remedy under this Security Agreement on any one occasion, will not be construed as a bar to or waiver of any such right or remedy which KeySpan would have had on any future occasion nor will KeySpan be liable for exercising or failing to exercise any such right or remedy.

Section 11. Appointment of KeySpan Attorney-in-Fact. Corning hereby irrevocably appoints KeySpan attorney-in-fact, with full authority in the place and stead of Corning and in the name of Corning, KeySpan or otherwise (1) to take any and all action and exercise all rights and remedies granted to KeySpan under this Security Agreement, and (2) to execute any instrument which KeySpan may deem necessary or advisable to accomplish the purpose of this Security Agreement.

Corning hereby ratifies and approves all acts of KeySpan as its attorney in-fact pursuant to this Section, and KeySpan, as its attorney in-fact, will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, other than those which result from KeySpan&s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Security Agreement remains in effect.

Section 12. Corning Remains Liable. In all events, including the exercise by KeySpan of any of the rights under this Security Agreement, Corning remains liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to which it is a party to the same extent as if this Security Agreement had not been executed. KeySpan will not have any obligation or liability under any such contracts and agreements by reason of this Security Agreement, nor will KeySpan be obligated to perform any of the obligations or duties of Corning under, or to take any action to collect or enforce any claim or rights under, any such contract or agreement.

The powers conferred on KeySpan under this Security Agreement are solely to protect its interest in the Collateral and will not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under this Security Agreement, KeySpan will not have any duty as to any such Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any such Collateral.

Section 13. Indemnity and Expenses. Corning agrees to indemnify KeySpan and each of its directors, officers, employees, agents and affiliates from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement or the transactions contemplated by this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the person to be indemnified.

Corning will upon demand pay to KeySpan the amount of any and all expenses, including the reasonable fees and out of pocket disbursements of its counsel and of any experts and agents, which KeySpan may incur in connection with (1) any amendment to this Security Agreement, (2) the administration of this Security Agreement, (3) filing or recording fees incurred with respect to or in connection with this Security Agreement, (4) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (5) the exercise or enforcement of any of the rights of KeySpan under this Security Agreement, or (6) the failure by Corning to perform or observe any of the provisions of this Security Agreement.

Section 14. Amendments. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by Corning from this Security Agreement will in any event be effective unless the same will be in writing and signed by KeySpan and Corning, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

Section 15. Addresses for Notices. All notices and other communications provided for under this Security Agreement will be in writing and, mailed or delivered by messenger or overnight deliver service, addressed, in the case of Corning to the address specified below its signature, and in the case of KeySpan to the address specified below; or as to any such party at such other address as will be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

Catherine L. Nesser, Esq.	with a copy to: Ronald Lukas
KeySpan Corporation	KeySpan Corporation
One MetroTech Center	One MetroTech Center
Brooklyn, New York 11201	Brooklyn, New York 11201

All such notices and other communications will, when mailed or delivered by messenger or overnight delivery service, respectively, be effective one (1) day after being placed in the mails or delivered to the messenger or overnight delivery service, respectively, addressed as specified above.

Section 16. Continuing Security Interest, Transfer of Secured Obligations. Notwithstanding the fact that there may be no Secured Obligations outstanding from time to time, this Security Agreement will create a continuing security interest in all of the Collateral. This Security Agreement will be binding upon Corning and inure to KeySpan and its successors, transferees and assigns. Corning may not transfer or assign its obligations under this Security Agreement. KeySpan may assign or otherwise transfer all or a portion of its rights or obligations with respect to the Secured Obligations to any other party, and such other party will then become vested with all the benefits in respect of such transferred Secured Obligations and the security interest granted to KeySpan pursuant to this Security Agreement or otherwise. Corning agrees that KeySpan can provide information regarding Corning to any prospective or actual successor, transferee or assign.

Section 17. Submission to Jurisdiction. Corning hereby irrevocably submits to the jurisdiction of any federal or state court sitting in the City of New York or Nassau County over any action or proceeding arising out of or related to this Security Agreement and agrees with KeySpan that personal jurisdiction over Corning rests with such courts for purposes of any action on or related to this Security Agreement. Corning hereby waives personal service by manual delivery and agrees that service of process may be made by prepaid certified mail directed to Corning at the address of Corning for notices under this Security Agreement or at such other address as may be designated in writing by Corning to KeySpan, and that upon mailing of such process such service will be effective as if Corning was personally served. Corning agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. Corning further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. Corning agrees that any action on or proceeding brought against KeySpan will only be brought in such courts.

Section 18. Intentionally Omitted.

Section 19. Governing Law. This Security Agreement will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest under this Security Agreement, or remedies under this Security Agreement, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

Section 20. Miscellaneous. This Security Agreement is in addition to and not in limitation of any other rights and remedies KeySpan may have by virtue of any other instrument or agreement heretofore, contemporaneously herewith or hereafter executed by Corning or by law or otherwise. If any provision of this Security Agreement is contrary to applicable law, such provision will be deemed ineffective without invalidating the remaining provisions of this Security Agreement. If and to the extent that applicable law confers any rights in addition to any of the provisions of this Security Agreement, the affected provision will be considered amended to conform to such law. The headings in this Security Agreement are for convenience of reference only, and will not affect the interpretation or construction of this Security Agreement.

Section 21. WAIVER OF JURY TRIAL. CORNING EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO THIS SECURITY AGREEMENT.

IN WITNESS WHEREOF, Corning has duly executed and delivered this Security Agreement as of the date of this Security Agreement.

By:__/s/ Thomas K. Barry _

Name: Thomas K. Barry

Title: President

Address for Notices:

330 West William Street

Corning, New York 14830

Attn: Thomas Barry, President

With a copy to:

Eric Krathwohl, Esq.

Rich, May, a Professional Corporation

176 Federal Street

Boston, MA. 02110